EXHIBIT 5.1

                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF SHEARMAN & STERLING]



                                        December 30, 1998

Waste Management, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002

Ladies and Gentlemen:

                  We have acted as special counsel to Waste Management, Inc., a Delaware corporation ("Waste Management"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by Waste Management on December 31, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 1,043,480 shares of common stock, par value $.01 per share, of Waste Management (the "Common Stock"), to be issued from time to time pursuant to the Eastern Environmental Services, Inc. 1997 Stock Option Plan; the Eastern Environmental Services, Inc. Amended and Restated 1996 Stock Option Plan and the Eastern Environmental Services, Inc. 1991 Stock Option Plan.

                  In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as in our judgment are necessary or appropriate to be able to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates have been duly authorized and, when issued and delivered in accordance with the terms of the applicable plan and paid for in full in accordance with the terms of the applicable plan, will be validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ SHEARMAN & STERLING